Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-64318 on Form  S-8 of Tower Financial Corporation of our report dated June 21, 2011 appearing in this Annual Report on Form 11-K of Tower Financial 401(k) Plan for the year ended December 31, 2011.

Crowe Horwath LLP

South Bend, Indiana
June 26, 2012